Exhibit 23.3

CONSENT OF Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1/A of our report dated March 7, 2025, relating to the consolidated financial statements of Yerbae Brands Corp., as of December 31, 2024, and 2023 which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Offering Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

June 2, 2025